Exhibit 10.1

         WELLS FARGO BANK, NATIONAL ASSOCIATION

September 27, 2022

Yelp Inc.
350 Mission Street, 10th Floor San Francisco, CA 94105 Attention: David Schwarzbach

Re:    Credit Agreement – Amendment

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, dated as of May 5, 2020 (as amended, restated, modified or supplemented and in effect immediately prior to the effectiveness of this letter agree ment, the “Credit Agreement”), by and among Yelp Inc., as Borrower (the “Borrower”), the lenders from time to time party thereto and Wells Fargo Bank, National Association, as Administrative Agent, Swingline Lender and Issuing Lender. Capitalized terms not defined in this letter agreement are used as defined in the Credit Agreement.

The Borrower has requested certain amendments to the Credit Agreement as set forth in the following sentence. Upon effectiveness of this letter agreement, the Administrative Agent and the Required Lenders, hereby agree that:

(i)Section 8.15 of the Credit Agreement hereby amended and restated in its entirety as follows:

“SECTION 8.15 Maintenance of Balances. Fail, at any time, to maintain deposit accounts with at least $125,000,000 in cash on deposit with a depository bank selected by the Borrower ; provided that the Borrower shall deliver to the Administrative Agent such evidence of compliance with this Section 8.15, including copies of statements from the depository bank, as the Administrative Agent may request from time to time.”

(ii)Exhibit K (Borrower’s Investment Policy) to the Credit Agreement is hereby amended and restated in its entirety with Exhibit K attached hereto as Annex A.

The provisions of this letter agreement shall be effective upon receipt by the Administrative Agent of this letter agreement, duly executed by the Administrative Agent, the Required Lenders and the Borrower. Upon such effectiveness, all references to the Credit Agreement in the Loan Documents shall refer to the Credit Agreement as amended by this letter agreement.

The Borrower hereby represents and warrants that the execution and delivery of this letter agreement (a) are within the power of the Borrower, (b) have been duly authorized by all necessary action on the part of the Borrower and (c) do not violate any Requirement of Law applicable to the Borrower. The Borrower confirms that before and after giving effect to this letter agreement, the representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects (or if qualified by materiality or Material Adverse Effect, in all respects) as of the date hereof (or if such representation speaks as of an earlier date, as of such earlier date) and no Default or Event of Default has occurred and is continuing.

Except as specifically modified herein, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed by the Borrower in all respects. This letter agreement may be executed in any number of counterparts and any party hereto may execute any counterpart, each of which when executed and delivered will be deemed to be an original and all of which counterparts of this letter agreement when taken together will be deemed to be but one and the same instrument. Transmission by fax (or an email of a PDF or similar electronic image file) of an executed counterpart of this letter agreement shall be deemed to constitute due and sufficient delivery of such counterpart. This letter agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York.

[This Space Intentionally Left Blank]

This letter agreement is a Loan Document as defined in the Credit Agreement, and the expense reimbursement, indemnification, waiver of jury trial, consent to jurisdiction and other provisions of the Credit Agreement generally applicable to Loan Documents are applicable hereto and incorporated herein by this reference and this letter agreement shall be interpreted, construed and enforced as if all such provisions were set forth in full in this letter agreement.

Sincerely,

WELLS FARGO BANK, NATIONAL
ASSOCIATION, as Administrative Agent and a Lender

By: /s/ Alexis Saul-Klein
Name:    Alexis Saul-Klein
Title:    Lead Relationship Manager, Vice President

[Signature Page to Letter Agreement (Yelp)]

Accepted and agreed to:

YELP INC.,
as Borrower

By: /s/ David Schwarzbach
Name:    David Schwarzbach Title:    CFO

[Signature Page to Letter Agreement (Yelp)]

ANNEX A

Exhibit K

[Attached]

Annex A

CORPORATE CASH INVESTMENT POLICY
June 2, 2022
PURPOSE

Yelp Inc. (“Company”) maintains cash reserves to accommodate present and future operating and capital cash needs. These cash assets are to be invested in a manner that:

●Preserves capital
●Meets liquidity needs
●Maintains appropriate diversification
●Generates returns relative to these guidelines and prevailing market conditions

The Company’s investment policy as described in this document (“Policy”) is designed to:

●Designate responsibility for investing and reporting and provide appropriate authorizations and indemnification to those individuals
●Provide investment parameters and limitations
●List approved managers

INVESTMENT POLICY

1.0OBJECTIVES

The Company’s investment portfolio shall be maintained in a manner that minimizes risk of the invested capital. These risks include credit risk, interest rate risk and concentration risk. The portfolio must provide liquidity in a timely manner to accommodate operational and capital needs. The portfolio shall also generate a reasonable return given the risk and liquidity guidelines.

1.1RISK and YIELD

The Company is adverse to incurring market risk or much credit risk, and will generally sacrifice yield in the interest of safety. Care must always be taken to insure that the Company’s reported financial statements are never materially affected by decrease in the market value of securities held.

2.0INVESTMENT AND REPORTING RESPONSIBILITIES

2.1Approval

This Investment Policy is effective upon approval by the Company’s Board of Directors (“Board”) or, if delegated by the Board, the Audit Committee of the Board. Changes to the Policy may be made only through resolution approved by the Board or the Audit Committee.

2.2Authorized Personnel

The CFO or such other employee who is responsible for the Company’s Finance Department in the event that there is no CFO (“Head of Finance”) shall be responsible for maintaining the Company’s investment portfolio in accordance with this Policy. The Head of Finance is authorized to execute such orders, documents and directives as may be necessary, appropriate, or advisable in order to carry out its responsibilities under this Policy. The Head of Finance may further designate staff members to perform day-to-day operational functions in order to carry out directives that are consistent with the Policy. The Company shall indemnify the Head of Finance and its designees in connection with actions taken pursuant to and consistent with this Policy, unless such actions are unlawful.

2.3Reporting

The Company shall maintain accounts and records sufficient to allow for tracking and accounting of individual securities in the investment portfolio. The status of the investment portfolio shall be available to the Head of Finance monthly. Reports will include a complete listing of the securities held, maturity dates, credit ratings ,yield analysis and risk analytics on sector exposure, credit ratings, comparisons relative to policy parameters, interest accrual and amortization/accretion reporting and realized and unrealized gain/loss summaries and portfolio returns against benchmarks.

3.0INVESTMENT PARAMETERS/LIMITATIONS

3.1Allowable Investments

The following investment types, minimum credit ratings, percentage limitations and maturity restrictions are approved:

Investment Type	Rating	Maximum % Limit*	Maximum Maturity
U.S. Treasuries	N/A	No maximum	2 years
U.S. Gov’t Agencies	N/A	No maximum	2 years
Commercial Paper	A1 and P1	85%** 5% issuer	397 days
Corporate Obligations, including Notes, Bonds, and MTNs	A2 or A	85%** 5% issuer	2 years
Municipal Securities*** (as tax situation permits)	Aa2 or AA Mig1 and P1	20% 5% issuer	2 years
Institutional U.S. Treasury or Institutional U.S. Government Agency Funds	AAAm and Aaa	Minimum 3% of fund assets	Overnight
Asset-Backed Securities	AAA	10%**	2 years

* At time of purchase
** Combined
*** Non re-rated, pre-refunded municipals collateralized by U.S. Treasuries are approved

For Certificate of Deposits, the minimum assets of the issuing bank should be at least
$1B. All marketable securities shall be rated by at least two nationally recognized Statistical Rating Organizations (NRSO’s), one of which must be Standard and Poor’s, Moody’s Investor Services or Fitch Ratings. In case of split rating, the lowest rating shall be used for purposes of compliance with the Policy.

The overall portfolio must maintain a minimum average rating of AA- / Aa3 (Standard and Poor’s, Moody’s investor Services or Fitch Ratings).

3.2Changes in current investment allocation

If the Head of Finance, in consultation with the Investment Manager, determines that the current investment allocation should change, the Audit Committee should be notified. For example, if the current investment is in T-Bills, and the investment allocation is changed to be invested in T-Bills and Commercial Paper, the Audit Committee will be notified. Note that the change in allocation still has to be in accordance with the investment policy.

3.3Out of Compliance Investments

The Head of Finance must notify the Audit Committee of any investment that falls outside the scope of this Policy within 30 days of the date of noncompliance. All such investments will be assessed on an individual basis by the Audit Committee with any guidance from the Head of Finance that may be requested.

3.4Security Downgrade

If securities are downgraded by one of the rating agencies, notification of the downgrade and recommendation of action should be sent to the Treasurer or designee within 2 business days of the downgrade event, or soon after as reasonably predictable. If a security rating drops below the minimum ratings, it may be held with approval of the CFO.

4.0LIQUIDITY

Investments in securities shall be made so as to provide the liquidity necessary to meet the Company’s operating and capital needs. The weighted average duration of the portfolio shall not exceed 1 year.

5.0APPROVED INVESTMENT MANAGER

The company will seek the advice of a Registered Investment Advisor (the “Investment Manager”) that specializes in corporate cash investing to direct a portion or all of the investment activities of the Company. We will only do business with brokers from firms that are stable and well established.

6.0RESPONSIBILITIES OF INVESTMENT MANAGER

6.1Adherence to Policy

6.1.1Investment Manager is expected to observe the specific limitations, guidelines, attitudes, and philosophies stated herein, or as expressed in any written amendments or instructions.

6.1.2Investment Manager’s acceptance of the responsibility of managing these funds will constitute a ratification of this Policy, affirming its belief that it is realistically capable of achieving the investment guidelines and limitations stated herein.

6.2Communication

6.2.1Investment Manager will be expected to keep the Company informed on a timely basis of major changes in its investment outlook, investment strategy, asset allocation, and other matters affecting its investment policies or philosophy.

6.2.2Whenever Investment Manager believes that any particular guideline should be altered or deleted, it will be the Investment Manager’s responsibility to communicate with the Company expressing its views and recommendations.

6.2.3Investment Manager will provide timely notices of transaction activity as well as monthly performance reports.

6.2.4Investment Manager will provide an SSAE16 SOC1 report annually.

6.2.5Any information needed to assist the Company in conducting an evaluation of portfolio management will be provided on a timely basis.

7.0REVIEW AND/OR MODIFICATION DATE

This Policy shall be reviewed regularly (at least annually) and modified to remain current with Company goals and the changing securities marketplace.